SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CUSHING® ETF TRUST
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	See Below (IRS Employer Identification No.)

8117 Preston Road, Suite 440 Dallas, Texas (Address of Principal Executive Offices)	75225 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:	IRS Employer Identification No.:
Cushing® Energy & MLP ETF	NYSE Arca, Inc.	83-1971694
Cushing® Utility & MLP ETF	NYSE Arca, Inc.	83-1971985
Cushing® Transportation & MLP ETF	NYSE Arca, Inc.	83-1977870
Cushing® Energy Supply Chain & MLP ETF	NYSE Arca, Inc.	83-1977930

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.	☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.	☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-226449
Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The description of the shares of beneficial interest of each of Cushing Energy & MLP ETF, Cushing Utility & MLP ETF, Cushing Transportation & MLP ETF and Cushing Energy Supply Chain & MLP ETF, each a series of the Registrant (collectively, the “Shares”), is set forth in Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333-226449 and 811-23367), filed with the U.S. Securities and Exchange Commission (“SEC”) on November 28, 2018 (Accession Number: 0000894189-18-006484), is incorporated herein by reference.
Item 2. Exhibits.
A.
Registrant’s Certificate of Trust, dated June 1, 2018, as amended on June 4, 2018, is incorporated herein by reference to Exhibit (a)(i) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-226449 and 811-23367), as filed with the SEC on October 16, 2018 (Accession Number: 0000894189-18-005622).

B.
Registrant’s Amended and Restated Agreement and Declaration of Trust, dated August 30, 2018, is incorporated herein by reference to Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-226449 and 811-23367), as filed with the SEC on October 16, 2018 (Accession Number: 0000894189-18-005622).

C.
Registrant’s By-Laws, dated August 30, 2018, is incorporated herein by reference to Exhibit (b)(i) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-226449 and 811-23367), as filed with the SEC on October 16, 2018 (Accession Number: 0000894189-18-005622).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
CUSHING ETF TRUST

By:	/s/ Jerry V. Swank
Date:	November 30, 2018
Name:	Jerry V. Swank
Title:	Chief Executive Officer